EXECUTION COPY
FIRST AMENDMENT
          FIRST AMENDMENT, dated as of August 20, 2007 (this “Amendment”), to the Credit Agreement, dated as of March 30, 2007 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among DELEK US HOLDINGS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN COMMERCIAL PAPER INC., as administrative agent (the “Administrative Agent”), LEHMAN BROTHERS INC., as arranger and joint bookrunner, and JPMorgan Chase Bank, N.A. as documentation agent.
WITNESSETH:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have made an interim loan credit facility available to the Borrower on the terms set forth in the Credit Agreement;
          WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement; and
          WHEREAS, the Lenders have agreed to amend the Credit Agreement solely on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.
          Section 2. Amendment to Section 6.4. Section 6.4 of the Credit Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:
     6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, or stock or other evidence of beneficial ownership of, any Person or business unit of any Person, except that:
     (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation);
     (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower; and

     (c) the Borrower may acquire in one or more transactions and at different times (x) shares of Lion Oil Company from TransMontaigne Inc., a subsidiary of Morgan Stanley Capital Group Inc., and six other Lion Oil shareholders by paying approximately $65.4 million in cash and issuing approximately 1.9 million of its shares to TransMontaigne Inc. and (y) additional shares of Lion Oil Company so long as the additional cash consideration does not exceed $30 million.
          Section 3. Effectiveness. This Amendment shall become effective on the date hereof once the Administrative Agent shall have received counterparts to this Amendment, duly executed and delivered by each party hereto.
          Section 4. Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed, and are and shall remain in full force and effect, and the Borrower shall continue to be bound by all of such terms and provisions. The amendment provided for herein is limited as specified herein and shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.
          Section 5. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          Section 6. Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of New York.
          Section 7. Counterparts. This Amendment may be signed in any number of counterparts (including by telecopy), each of which shall constitute an original, but all of which when taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by the respective officers thereunto duly authorized as of the year and date first above written.

DELEK US HOLDINGS, INC.
By	/s/ Edward Morgan
	Name	Edward Morgan
	Title	Vice President and Chief Financial Officer

By	/s/ John Colling, Jr.
	Name	John Colling, Jr.
	Title	Vice President and Treasurer

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and Lender
By	/s/ Ritam Bhalla
	Name	Ritam Bhalla
	Title	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Lender
By	/s/ Timothy B. Fouts
	Name	Timothy B. Fouts
	Title	Senior Vice President

Delek US Holdings, Inc. First Amendment